UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 22, 2020
AXALTA COATING SYSTEMS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103
(Address of principal executive offices)    (Zip Code)

(855) 547-1461
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Shares, $1.00 par value	AXTA	New York Stock Exchange
(Title of class)	(Trading symbol)	(Exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2020, Axalta Coating Systems Ltd. (“Axalta” or the “Company”) and Steven R. Markevich entered into a Separation and Release Agreement (the “Separation Agreement”) pursuant to which Mr. Markevich will cease to serve as the Company’s Executive Vice President and President, Transportation Coatings and Greater China, effective October 12, 2020.
Pursuant to the Separation Agreement, Mr. Markevich will (1) receive a cash severance payment in the amount of $1,707,825, payable in 18 monthly installments, under the terms of the Second Amended and Restated Executive Restrictive Covenant and Severance Agreement, dated February 20, 2018 (the “Executive Agreement”), by and among Mr. Markevich, the Company and Axalta Coating Systems, LLC, (2) receive certain other benefits under the terms of the Executive Agreement, including a lump sum cash payment in an aggregate amount equal to 18 months of the applicable monthly premium cost that Mr. Markevich would be required to pay to continue qualifying health coverage under COBRA, (3) remain eligible to earn his full annual cash bonus for 2020, based on Axalta’s performance for the full year, as determined by the Compensation Committee of the Company's Board of Directors, and the individual performance component at target, and (4) receive a lump sum cash payment in the amount of $450,000. Mr. Markevich will remain an employee of the Company through November 2, 2020 to facilitate an orderly transition of his responsibilities. Following the termination of his employment, he will be bound by the non-competition and other restrictive covenants in the Executive Agreement.
The foregoing description of the Separation Agreement and the Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020, and the Executive Agreement, the form of which was previously filed with the SEC on February 22, 2018 as Exhibit 10.57 to the Company’s Annual Report on Form 10-K (File No. 001-36733).
Item 7.01. Regulation FD Disclosure.
On September 23, 2020, Axalta issued a press release announcing Mr. Markevich’s departure and the new leadership of Axalta’s Transportation Coatings business. The press release is furnished as Exhibit 99.1 to this Item 7.01. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated September 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date:	September 23, 2020	By:	/s/ Brian A. Berube
Brian A. Berube
Senior Vice President, General Counsel & Corporate Secretary